UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

APTALIS PHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	333-153896	74-3249870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

22 Inverness Center Parkway

Suite 310

Birmingham, AL 35242

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (205) 991-8085

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Satisfaction and Discharge of 12 ¾% Senior Notes due 2016

On April 18, 2012, Aptalis Pharma Inc. (the “Company”) satisfied and discharged the indenture governing their outstanding 12 3/4% Senior Notes due 2016 (the “Notes”). The Company’s principal source of funds for the satisfaction and discharge was cash on hand, together with borrowings under a new tranche of term loans pursuant to an amendment to the Company’s senior secured credit facilities effective as of April 18, 2012.

Discontinuation of Public Filings

On December 17, 2009, when the Company filed its Form 10-K with the Securities and Exchange Commission (SEC), it became a voluntary filer with the SEC as a means to communicate financial results to holders of the Notes. As a result of the Company’s entering into a supplemental indenture that eliminates any requirement to be a voluntary filer, and the satisfaction and discharge of the indenture governing all the Company’s outstanding Notes, the Company will no longer file quarterly or annual reports with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTALIS PHARMA INC. (Registrant)

Date: May 11, 2012	By:	/s/ Steve Gannon
Name: Steve Gannon
Title: Senior Vice President, Finance, Chief Financial Officer and Treasurer